Exhibit 99.2

Aardvark Therapeutics Announces Leadership Appointments

SAN DIEGO, Feb. 12, 2026 (GLOBE NEWSWIRE) – Aardvark Therapeutics, Inc. (Aardvark) (Nasdaq: AARD), a clinical-stage biopharmaceutical company focused on developing novel, small-molecule therapeutics to activate innate homeostatic pathways for the treatment of metabolic diseases, today announced the appointment of Derrick C. Li as Chief Business Officer, as well as the expansion of Nelson Sun’s role to include Chief Operating Officer, in addition to his current role as Chief Financial Officer. The appointments are effective as of February 9, 2026.

“These key appointments for Derrick and Nelson come at a pivotal time for Aardvark as we progress ARD-101 through Phase 3 development for the treatment of hyperphagia associated with Prader-Willi Syndrome and continue Phase 2 development of ARD-201 for obesity and obesity-related conditions,” said Tien Lee, M.D., Founder and Chief Executive Officer of Aardvark. “I am thrilled to welcome Derrick to the Aardvark team and look forward to his leadership and expertise in shaping our company’s next phase of growth. In addition, Nelson’s demonstrated strong leadership and operational expertise gives us confidence as he moves into his expanded role. Both appointments will be critical in helping us unlock meaningful value for our stockholders as well as the patients and clinicians that we serve.”

In Mr. Li’s new role, he will lead Aardvark's business development strategy and execution with responsibility for financing, licensing, partnership strategy and corporate development initiatives.

“I am excited to work with an experienced, dynamic and patient-focused group of individuals at such a defining inflection point,” said Mr. Li. “The opportunity to help advance the company’s lead asset, ARD-101, with topline Phase 3 data expected in the third quarter of 2026, and to expand the company’s portfolio is energizing. I look forward to working with the entire team to explore strategic collaborations and drive the company’s mission forward.”

Mr. Li is a seasoned biotechnology executive with more than 20 years of global experience in biopharmaceutical business development, investment banking and corporate strategy. Prior to joining Aardvark, he served as Chief Strategy Officer at ODC Life Sciences, a Latin America-focused clinical research organization, where he drove growth strategy and global partnerships. He has also held senior leadership roles, including Head of Strategy and Investor Relations at Cellular Biomedicine Group (now AbelZeta). Additionally, he has extensive investment banking and investment management experience, most recently, serving as a Managing Director in the Healthcare Investment Group at Robert W. Baird. Mr. Li earned a dual bachelor's degree in accountancy and finance from Villanova University.

About Aardvark Therapeutics, Inc.

Aardvark is a clinical-stage biopharmaceutical company developing novel, small-molecule therapeutics designed to suppress hunger for the treatment of Prader-Willi Syndrome (PWS) and metabolic diseases. Hunger, which is the discomfort from not having eaten recently, is a distinct neural signaling pathway separate from appetite, the reward-seeking desire for food. Our programs explore therapeutic applications in hunger-associated indications and potential complementary uses with anti-appetite therapies. Our lead compound, oral ARD-101, is in Phase 3 clinical development for the treatment of hyperphagia associated with PWS, a rare disease characterized by insatiable hunger. Aardvark is also developing ARD-201, a planned fixed-dose combination of ARD-101 with a DPP-4 inhibitor, through two separate Phase 2 trials with a goal of addressing some of the limitations of currently marketed GLP-1 therapies for obesity and obesity-related conditions. For more information, visit www.aardvarktherapeutics.com.

Forward-Looking Statements
Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning: Aardvark’s business strategy, product candidates, ongoing clinical trials, planned clinical trials, expected timing for data readouts and reporting interim, preliminary or topline results, likelihood of success, as well as plans and objectives of management for future operations. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Forward-looking statements in this press release include statements regarding Aardvark’s next phase of growth, potential strategic collaborations, the potential to unlock meaningful value for Aardvark’s stockholders, statements regarding ARD-101, including the expected timeline for receiving topline data from the Phase 3 HERO trial and the potential expansion of Aardvark’s portfolio. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties related to potential delays in the commencement, enrollment and completion of clinical trials; the risk that Aardvark may use its capital resources sooner than expected and that they may be insufficient to allow Aardvark to achieve its anticipated milestones; the possibility that the past track records of Aardvark and its personnel may not be repeated or indicative of future success; risks related to its dependence on third parties for manufacturing, shipping and production of drug product for use in clinical trials and preclinical studies; the risk of unfavorable clinical trial results; the risk that results from earlier clinical trials and preclinical studies may not necessarily be predictive of future results; and other risks and uncertainties, including the factors described under the “Risk Factors” section of Aardvark’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 that Aardvark filed with the Securities and Exchange Commission on November 13, 2025. When evaluating Aardvark’s business and prospects, careful consideration should be given to these risks and uncertainties. Any forward-looking statements contained in this press release are based on the current expectations of Aardvark’s management team and speak only as of the date hereof, and Aardvark specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

Investor Contact:

Courtney Mogerley

Argot Partners

(212) 600-1902

Aardvark@Argotpartners.com

Media Contact:

Andrea Cohen
Sam Brown LLC

(917) 209-7163
Andreacohen@Sambrown.com